Exhibit 10.33

Supplemental Agreement

(English Translation)

This Supplemental Agreement has been entered into by the following parties on June 12, 2009:

Party A: Tianjin Mengyang Biological Development Co., Ltd

Legal Representative: Xiugeng Li

Party B: Tianjin Yayi Industrial Co., Ltd.

Legal Representative: Li Liu

Whereas,

Party A and Party B signed the House Property Transfer Contract on January 15, 2007 which provides that Party A transfers the 7800 square meters, four-story office building located at the cross of Yun Shan Road and Jin Hai Road, New Jinghai Development Zone (the “Office Building”), to Party B at the purchase price of RMB29,640,000 yuan;

Where as,

Party A and Party B signed the Factory and Warehouse Leasing Agreement on January 15, 2007, the Plant Transfer Agreement on September 26, 2008, and the Supplemental Agreement to the Factory Transfer Agreement on January 20, 2009 which provide that Party A transfers around 30,165 square meters’ factory buildings and warehouses (under construction) located at the cross of Yun Shan Road and Jin Hai Road, New Jinghai Development Zone (the “Factory Buildings”), to Party B at the total purchase price of RMB90,495,000 yuan.

The above mentioned House Property Transfer Contract, Factory and Warehouse Leasing Agreement, Plant Transfer Agreement, and Supplemental Agreement to the Factory Transfer Agreement are collectively referred to as “Original Agreements”; whereas the Office Building and Factory Buildings are collectively referred to as “Transferred Real Estate”.

The Parties entered into this supplemental agreement with respect to the relevant clauses in the Original Agreements after friendly consultation and pursuant to applicable PRC laws and regulations (“Supplemental Agreement”).

1. Construction, Inspection and Transfer of the Transferred Real Estate

1.1

Party A shall construct the Transferred Real Estate strictly according to the Construction Plan attached to this Supplemental Agreement as Exhibit I.

1.2

Party A shall complete all of the construction work, registration and inspection, and deliver copies of such registration and inspection documents to Party B before December 31, 2009 pursuant to the Detailed Specifications for the Design and Modification of the Office Building attached to this Supplemental Agreement as Exhibit II. The originals of such registration and inspection documents shall be delivered to Party B within five working days from the date of completion of the registration and transfer procedures for the Transferred Real Estate.

1.3

Within ten working days from the date of receiving the registration and inspection documents, Party B shall inspect the Transferred Real Estate; and issue a written notice of inspection to Party A if the design and quality requirements under the Original Agreements and this Supplemental Agreement are satisfied.

2. Registration and Transfer of the Transfer Real Estate

Prior to June 30, 2010, Party A shall transfer the Transferred Real Estate to Party B, complete the registration of the Transferred Real Estate, and guarantee that Party B obtains legally valid Certificate of State-owned Land Use Rights and Certificate of Real Estate Ownership, or alternatively the Certificate of Real Estate Property Rights combining the above two certificates (“Certificate of Property Rights”); and Party A guarantees that Party B will be the only right holder of the Transferred Real Estate.

3. Payment of the Purchase Consideration

3.1

Party A and Party B hereby confirm that, up to the signing date of this Supplemental Agreement, Party B has paid RMB 28,570,000 Yuan as part of the purchase price for the Office Building, and RMB 59,404,000 Yuan as part of the purchase price for the Factory Buildings; the remaining and unpaid purchase price for the Transferred Real Estate is RMB 32,161,000 Yuan (“Remaining Purchase Price”).

3.2

The parties agree that Party B shall pay 50% of the Remaining Purchase Price within five working days from the date Party A completes the principal part of the project (October 30, 2009).

3.3

The parties agree that Party B will pay 25% of the Remaining Purchase Price within five working days from the date when Party B issues a written notice of inspection to Party B; and pay another 25% of the Remaining Purchase Price within five working days from the date when Party B obtains the Certificate of Property Rights specifying Party B as the only right holder.

4. Security

To ensure performance of the Original Agreements and this Supplemental Agreement, Party A agrees to grant Party B security interest with respect to the land and all buildings (including buildings under construction) on the land as specified on the Certificate of Real Estate Property Rights (Jin Zi #123050903709); Party A shall assist Party B to complete registration of such security interest within five working days upon signing of this Supplemental Agreement.

5. Damages for Breach of Contract

5.1

Party A shall transfer the Transferred Real Estate within the time limit agreed upon by the parties in this Supplemental Agreement, and ensure that Party B obtains the Certificate of Property Rights; in case Party A delays performance of any obligation under this Supplemental Agreement, for every 30 calendar days, Party A shall pay to Party B 15% of the total purchase price for the Transferred Real Estate as liquidated damages.

5.2

In case performance of Party A’s obligations under this Supplementary Agreement is delayed for over 60 calendar days, Party B has the right to terminate the Original Agreements and this Supplementary Agreement by serving a written notice; request refunding of all paid purchase price, plus bank interest for the same period, within ten working days; and request Party A to pay all other damages incurred by Party B.

5.3

In case Party A fails to refund all or part of the paid purchase price within ten working days from the date of receiving the written termination notice, Party B is entitled to exercise the security interest.

 6. Miscellaneous

6.1

Party A and Party B confirm and agree that the Original Agreements and this Supplemental Agreement shall constitute the whole and effective agreements entered into by the parties with respect to the Transferred Real Estate; all other written or oral agreements, understanding, agreement (if any) of the parties shall be void and not legally binding upon signing of this Supplemental Agreement.

6.2

The Original Agreements shall be binding with respect to all matters not covered in this Supplemental Agreement; in case of conflict between the Original Agreements and this Supplemental Agreement, this Supplemental Agreement shall prevail.

6.3

This Supplemental Agreement has two counterparts, with each party holding one counterpart. Each counterpart has the same legal effect, and shall become effective upon sealing and signing by authorized representatives of the parties.

In witness hereof, each party of this Supplemental Agreement has caused its authorized representative to execute this Supplemental Agreement on the date first appears above.

Party A:

Authorized Representative: /s/ Xianggeng Li

Corporate seal

Party B:

Authorized Representative: /s/ Li Liu

 Corporate seal